CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A of MATRIX/LMH Value Fund ("Fund") and to the use of our report dated August 19, 1996 on the statements of assets and liabilities which appears in the Fund's Statement of Additional Information.




                                        Price Waterhouse, LLP


June 5, 1997
Minneapolis, MN